Exhibit 10.36

FIFTH AMENDMENT
OF ESI PENSION PLAN

This Fifth Amendment of ESI Pension Plan (the “Plan”) is adopted by ITT Educational Services, Inc. (the “Employer”).

Background

A.                                   The Employer originally established the Plan effective June 9, 1998.

B.                                     The Plan has been amended by a First, Second, Third and Fourth Amendment.

C.                                     The Employer now wishes to amend the Plan further.

Amendment

1.                                       Effective January 1, 2002, Section 9.02 is amended to read as follows:

Section 9.02.  General Claims Procedures (Claims Not Requiring a Determination of Disability by the Plan).  Except as provided in Section 9.03, the following will apply to claims for benefits under the Plan.

(a)                                  If a claim is denied in whole or in part, the Committee, within 90 days after receipt of the claim, will give the claimant written notice of the denial.  If special circumstances require extension of the 90-day response period, the Committee may extend the period for up to 90 additional days by notifying the claimant, within the original 90-day period, of the extension, the reason for it, and when a decision can be expected.  The notice of a claim denial will state, in a manner calculated to be understood by the claimant, the following:

(1)                                  the specific reason or reasons for the denial;

(2)                                  specific reference to the Plan provision or provisions on which the denial is based;

(3)                                  a description of any additional material or information needed to perfect the claim, and why the information is necessary; and

(4)                                  an explanation of the appeal right and procedure described in Subsection (b).

(b)                                 A claimant whose claim is denied, in whole or in part, will have the right to appeal to the Committee for review of the denial.  The following provisions will apply to that right of appeal:

(1)                                  The request for review must be filed with the Committee within 60 days after written notice of denial of the claim.

(2)                                  The request must be in writing signed by the claimant or his authorized representative.

(3)                                  The claimant will have the right, upon request, to review records and documents in the possession of the Committee relating to the claim.

(4)                                  The claimant may submit issues, arguments, and other comments in writing to the Committee, with any documentary evidence in support of his claim.

(5)                                  The decision by the Committee will be given to the claimant in writing within 60 days after receipt by the Committee of the claimant’s request for review.  If special circumstances require extension of the 60-day period, the Committee may extend the 60-day period for up to 60 additional days by notifying the claimant, within the original 60-day period, of the extension, the reason for it, and when a decision can be expected.  If the decision denies the claim, in whole or in part, the decision will state the specific reasons for the denial, including specific references to the Plan provision or provisions on which the denial is based, all stated in language calculated to be understood by the claimant.

2.                                       Effective January 1, 2002, Section 9.03 is amended to read as follows:

Section 9.03.  Disability Claims Procedures.  These procedures will be followed with respect to claims that require a determination of Disability under the Plan.  The Committee will give the claimant notice of the decision on his claim no later than 45 days after the claim is filed.  This time period may be extended twice by 30 days if the Committee (1) determine that the extension is required due to matters beyond the control of the Plan and (2) notifies the claimant of the circumstances requiring the extension of time and the date by which the Committee expects to render a decision.  If an extension is necessary due to the claimant’s failure to submit the information necessary to decide the claim, the notice of extension will specifically describe the required information, and the claimant will be afforded at least 45 days from receipt of the notice within which to provide the specific information.  If the claimant delivers the requested information within the time specified, any 30 day extension period will begin after the claimant has provided that information.  If the claimant fails to deliver the requested information within the time specified, the Committee may decide the claim without that information.

(a)                                  If a claim is denied, in whole or in part, the notice of the benefit determination under the Plan will state the following:

(1)                                  the specific reason or reasons for the denial;

(2)                                  specific reference to the Plan provision or provisions on which the denial is based;

(3)                                  a description of any additional material or information needed to complete the claim and why the information is necessary;

(4)                                  a description of the Plan procedures and time limits for appealing the determination, the claimant’s right to obtain information about those procedures, and the right to sue in federal court; and

(5)                                  disclosure of any internal rule, guidelines, protocol or similar criterion relied on in making the denial (or state that the information will be provided free of charge upon request).

(b)                                 If a claim for benefits based on a Disability is denied, the claimant will have 180 days from the receipt of the Committee’s decision to appeal to the Committee for a review of the denial.  The Committee’s decision will be given to the claimant in writing, within 45 days after the Committee receives the claimant’s signed, written request for review, unless special circumstances require an additional period, up to 45 days, in which case the Committee will notify the claimant of the special circumstances and the date upon which the Committee expects to render its determination on review.

If an extension is necessary due to the claimant’s failure to submit the information necessary to decide the appeal, the notice of extension will specifically describe the required information, and the claimant will be afforded at least 45 days from receipt of the notice to provide the specified information.  If the claimant delivers the requested information within the time specified, the 45 day extension of the appeal period will begin after the claimant has provided that information.  If the claimant fails to deliver the requested information within the time specified, the Committee may decide the appeal without that information.  The following provisions apply to the right of appeal:

(1)                                  The claimant will have the opportunity to submit written comments, documents, or other information in support of his appeal.

(2)                                  Upon request, the claimant will have access to all relevant documents as described by applicable U.S. Department of Labor regulations.

(3)                                  The review will take into account all information, whether or not presented or available at the initial determination.

(4)                                  The initial determination will not be afforded any deference.

(5)                                  The review will be conducted by a person different from the person who made the initial determination and who is not the original decisionmaker’s subordinate.

(6)                                  If the decision is made on the grounds of a medical judgment, the Committee will consult with a health care professional with appropriate training and experience.  The health care professional will not be the individual who was consulted during the initial determination or that person’s subordinate.

(7)                                  The Committee will provide the claimant with the name of any medical or vocational expert who advised the Plan with regard to his claim.

(c)                                  A notice that the request on appeal is denied will contain the following information:

(1)                                  the specific reason(s) for the appeal determination;

(2)                                  a reference to the specific Plan provision(s) on which the determination is based;

(3)                                  a statement disclosing any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination (or a statement that the information will be provided free of charge upon request);

(4)                                  a statement describing the claimant’s right to bring a civil suit under federal law;

(5)                                  a statement that the claimant is entitled to receive upon request, and without charge, reasonable access to or copies of all documents, records or other information relevant to the determination; and

(6)                                  the statement that “You or your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

3.                                       Effective June 2, 2003, the definition of “Eligible Employee” at Section 2.01 is amended to read as follows:

“Eligible Employee” means an Employee other than (a) a federal work study student; (b) a non-resident alien; (c) a Leased Employee; (d) an Employee who is covered by a collective bargaining agreement that does not provide for Plan membership; (e) an Employee accruing benefits for current service under any other qualified defined benefit plan or qualified defined contribution plan maintained by the Employer or a Related Employer (other than the ESI 401(k) Plan); (f) an Employee who first completes an Hour of Service on or after June 2, 2003; or (g) an Employee who first completes an Hour of Service before June 2, 2003, but terminates employment with the Employer before completing a Year of Eligibility Service or a year of Continuous Service and returns after incurring a one-year Break in Service or a one-year Period of Severance.

This Fifth Amendment of ESI Pension Plan is executed this 28th day of May, 2003.

ITT EDUCATIONAL SERVICES, INC.

	By:	/s/ Nina F. Esbin
(Signature)

Nina F. Esbin
(Printed)

Vice President, Human Resources
(Title)

ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

Mgr, Benefits & HRIS
(Title)